UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2018

INNOVIVA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number) 2000 Sierra Point Parkway Suite 500 Brisbane, California 94005 (650) 238-9600	94-3265960 (I.R.S. Employer Identification Number)

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Zhen Offer Letter

On August 8, 2018, Innoviva, Inc., a Delaware corporation (the “Company”) announced the appointment of Marianne Zhen, previously the Company’s Corporate Controller, as its new Chief Accounting Officer and principal accounting officer.  In connection with her appointment, the Company and Ms. Zhen entered into an offer letter on September 7, 2018 (the “Offer Letter”).  The Offer Letter provides for an initial base salary of $275,000 per year and annual bonus eligibility with an annual target payout of 45% of Ms. Zhen’s base salary.  The Offer Letter also provides for a retention bonus (“Retention Bonus”) earned upon the following Company filings with the Securities and Exchange Commission: (i) $5,000 upon the Company’s filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and (ii) $7,500 upon the Company’s filing of the Annual Report on Form 10-K for the year ended December 31, 2018 (each such filing, a “Retention Date”), subject to Ms. Zhen’s continuous employment with the Company through the applicable Retention Date.

Pursuant to the Offer Letter, subject to the approval of the Company’s Compensation Committee, Ms. Zhen has been granted a restricted stock award (the “Restricted Stock Award”) for 1,779 shares of the Company’s Common Stock.  The Restricted Stock Award will be subject to the terms and conditions applicable to shares awarded under the Company’s 2012 Equity Incentive Plan (the “Plan”), as described in the Plan and the applicable Restricted Stock Agreement.  The shares underlying the Restricted Stock Award will vest in a series of installments as follows: 25% of the shares will vest on February 20, 2019 and the balance of the shares will vest in twelve (12) equal installments on each Company Vesting Date thereafter, provided that Ms. Zhen remains in continuous service through each such vesting date, and as described in the applicable Restricted Stock Agreement.  A “Company Vesting Date” means February 20, May 20, August 20 or November 20.

Under the terms of the Offer Letter, in the event that Ms. Zhen undergoes “Involuntary Termination” (as defined in the Offer Letter) within 3 months before or 24 months after a “change in control” (as defined in the Offer Letter), subject to signing a general release of claims, Ms. Zhen will be entitled to receive: (i) a lump sum payment equal to the sum of 12 months of her base salary and her current target annual bonus, (ii) a pro-rata bonus (based on the number of full months of employment completed) for the year of termination, (iii) payment by the Company of her monthly premium under COBRA until the earlier of 12 months following the month of termination, expiration of the COBRA continuation coverage or the date when she obtains new employment offering comparable health insurance coverage, (iv) full vesting of all of her unvested restricted stock and stock option awards, and (v) a lump sum payment of any then-unpaid Retention Bonus (collectively, the “CIC Severance”).  Alternatively, in the event that Ms. Zhen undergoes Involuntary Termination by the Company other than for “misconduct” (as defined in the Offer Letter) or by Ms. Zhen with “good reason” (as defined in the Offer Letter) and such termination does not entitle Ms. Zhen to CIC Severance, then Ms. Zhen, subject to signing a general release of claims, will be entitled to receive: (i) a lump sum payment equal to the sum of 12 months of her base salary, (ii) continued eligibility to receive a pro-rata bonus (based on the number of full months of employment completed) for the year of termination, subject to the terms and conditions of the Company’s bonus program in effect at the time of termination (other than continued employment) including the achievement of any performance conditions, (iii) payment by the Company of her monthly premium under COBRA until the earlier of 12 months following the month of termination, expiration of the COBRA continuation coverage or the date when she obtains new employment offering comparable health insurance coverage, and (iv) a lump sum payment of any then-unpaid Retention Bonus.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Prior to her promotion, Ms. Zhen, age 49, has served as the Company’s Corporate Controller since February 2016, prior to which she served as the Company’s Assistant Controller since joining the Company in October 2014.  Ms. Zhen’s prior experience includes serving as the Corporate Controller of Steelwedge Software, Inc. from May 2012 to October 2014, the Corporate Controller at Intelmate from June 2011 to April 2012 and the Corporate Controller of Model N, Inc. from October 2007 to June 2011.

There are no family relationships between Ms. Zhen and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Ms. Zhen or any other person and the Company or any of its subsidiaries pursuant to which she was appointed as an officer of the Company.  There are no transactions between Ms. Zhen or any of her immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Indemnification Agreement
In connection with the promotion of Ms. Zhen, the Board of Directors of the Company approved a new form of indemnification agreement (the “Indemnification Agreement”) and authorized the Company to enter into the Indemnification Agreement with each of its directors, Geoffrey Hulme and Ms. Zhen (each, an “Indemnitee”).  The Indemnification Agreement supersedes any prior indemnification agreement entered into by any of the Company’s directors.
The Indemnification Agreement requires the Company to indemnify each Indemnitee who becomes party to the Indemnification Agreement against certain liabilities that may arise by reason of the Indemnitee’s status as a director or officer of the Company, to advance expenses incurred as a result of a proceeding as to which the Indemnitee may be indemnified and to insure the Indemnitee under any directors’ and officers’ liability insurance policy the Company maintains, in all cases, subject to certain exceptions and limitations specified in the Indemnification Agreement.  The Indemnification Agreement is intended to provide indemnification rights to each Indemnitee to the fullest extent permitted by the General Corporation Law of the State of Delaware and shall be in addition to any other rights the directors and officers may have under the Company’s certificate of incorporation and by-laws.
The foregoing summary and description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

10.1 Agreement between Innoviva, Inc. and Marianne Zhen dated as of September 7, 2018

10.2 Form of Indemnification Agreement between Innoviva, Inc. and its directors and executive officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.
Date: September 11, 2018	By:	/s/ Geoffrey L. Hulme
Geoffrey L. Hulme
Interim Principal Executive Officer